Exhibit  10.1

     June  5,  1997

Kevin  S.  Miller,  Chairman/President
Global  Financial  Group,  Inc.
100  Washington  Square,  Suite  1319
Minneapolis,  MN  55401

Dear  Mr.  Miller:

     Upon acceptance this letter will serve as the second amendment (the "Second Amendment") to the agreement between Global Financial Group ("GFG") and Bion Environmental Technologies, Inc. ("BIET") dated December 16, 1996 as amended March 10, 1997, concerning BIET's retention of GFG to provide investment banking services (the "Agreement").

A. Term of the Agreement is hereby amended to be from December 1, 1996 to June 30, 1998, instead of from December 1, 1996 to November 30, 1997 as was previously stated in the introductory paragraph of the Agreement.

B.         Section 3. Engagement of GFG, is hereby amended to read as follows:
                      -----------------

Engagement  of  GFG.    BIET  engages  GFG  and  GFG  accepts such engagement,
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effective  June 4, 1997, to provide BIET with primary market maker support, to
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sponsor BIET at any Regional Investment Banking Association meetings (or other similar events that GFG participates in) as requested by BIET, to consult with BIET concerning business and financial planning, corporate organization and structure, financial matters in connection with the operation of the business of BIET, private and public equity and debt financing, acquisitions, mergers and other similar business combinations, BIET's relations with its securities holders, preparation and distribution of periodic reports, and shall periodically provide to BIET analysis of its financial statements. Said advice and consultation shall be provided to BIET in such form, manner and
place  as  BIET  reasonably  requests.    GFG  shall  not by this Agreement be
prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for, or on behalf of, persons, firms, or corporations other than BIET. Similarly, BIET shall not be prevented or barred from seeking or requiring services of a same or similar nature from persons other than GFG.

C.       Section 4. Compensation, all warrants granted in paragraphs a) and b)
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are  hereby  cancelled  and paragraph a) is hereby amended to read as follows:

a)    BIET  shall  deliver  to  GFG  upon  execution  hereof:

1)          50,000  shares  of  restricted  and  legended  BIET  common stock;

2) A warrant to purchase 100,000 shares of BIET common stock at $6.00 per share for a period commencing with the date of this Second Amendment and expiring June 30, 2000;

3) A warrant to purchase 35,000 shares of BIET common stock at $4.00 per share for a period commencing with the date of this Second Amendment and expiring June 30, 1999;

4) If at any time prior to the exercise of these warrants BIET undertakes to register any shares of its common stock pursuant to a form of registration statement which would allow registration of the shares underlying the exercise of these warrants, then BIET shall include the underlying shares in such registration statement at BIET's sole cost; PROVIDED, HOWEVER, in the event of a registration statement involving an underwriter, such underwriter shall have the right, in its sole discretion, to impose restrictions on the resale of BIET's securities issued pursuant hereto and/or eliminate this registration from the underwritten registration statement in its entirety. There is no assurance that any registration statement including the warrants or the shares underlying the warrants will ever be filed, or, if filed, will become effective.

D.          Section 4. Compensation, paragraph b) is hereby amended to read as
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follows:

b) BIET shall reimburse GFG for all pre approved expenses incurred by GFG in carrying out the terms of this agreement.

     Please sign on the indicated line and send a copy to me by facsimile transmission which shall be deemed sufficient binding acknowledgement of this Second Amendment to our Agreement. I will forward an originally executed copy of this Second Amendment for your records and would ask you to sign a second copy of the Second Amendment and return it for my records.

     Sincerely,

     BION  ENVIRONMENTAL  TECHNOLOGIES,  INC.


        /s/  M  Duane  Stutzman
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M.  Duane  Stutzman
Chief  Financial  Officer


AGREED  TO  AND  ACCEPTED:

GLOBAL  FINANCIAL  GROUP,  INC.


By:    /s/  Kevin  S.  Miller
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     Kevin  S.  Miller
Chairman/President